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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fleet Financial Group, Inc.

We consent to incorporation by reference in the Registration Statements (Nos. 33-19425, 33-25872, 33-65230, 33-48818, 33-56061, 33-62367, 33-58933, 33-64635,
33-59139, 333-16037, 333-44517 and 333-68153) on Form S-8, the Registration
Statements (Nos. 333-37231, 333-43625, 33-36707, 333-48043 and 333-62905) on
Form S-3, and the Registration Statements (Nos. 33-58573 and 33-58933) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 20, 1999, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the 1998 Annual Report to Shareholders of Fleet Financial Group, Inc. and has been incorporated by reference on Form 10-K of Fleet Financial Group, Inc. for the year ended December 31, 1998.


                                                 /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 26, 1999